Exhibit 23(c)

                                 CONSENT OF ENGINEER

               We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-3 filed by MDU Resources Group, Inc. with the Securities and Exchange Commission (Registration Statement No. 333-48647) of our report, dated May 9, 1994, which appears in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to Weir International Mining Consultants in this Post-Effective Amendment No. 1 to such registration statement.


                              WEIR INTERNATIONAL MINING CONSULTANTS



          Des Plaines, Illinois
          July 13, 1998